As filed with the Securities and Exchange Commission on October 15, 1997
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DOMAIN ENERGY CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                                        76-0526147
(State or Other Jurisdiction of
Incorporation or Organization)            (I.R.S. Employer Identification No.)


                          16801 GREENSPOINT PARK DRIVE
                                    SUITE 200
                              HOUSTON, TEXAS 77060
                                 (281) 618-1800
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                      DOMAIN ENERGY CORPORATION 401(K) PLAN
                              (Full Title of Plan)

                                MICHAEL V. RONCA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  P.O. BOX 2229
                            HOUSTON, TEXAS 77252-2229
                                 (281) 618-1800
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             JAMES L. RICE III, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                        Amount to be          Proposed Maximum       Proposed Maximum         Amount of Registration
  Title of Securities to be Registered  Registered(1)       Offering Price Per Share  Aggregate Offering Price        Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     458,053 shares (2)   Not Applicable         Not Applicable                $2,568
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)  Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the 458,053 shares of Common Stock to be registered hereby (computed based upon (i) the amount of contributions which it is estimated may be invested in Common Stock of the Registrant under the Plan during the ten year period following the effectiveness of the Registration Statement ($8,473,982) and (ii) the investment of such amount in Common Stock of the Registrant at a purchase price of $18.50 per share, the average of the high and low prices per share of Common Stock of the Registrant on the New York Stock Exchange on October 14, 1997), computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of Common Stock of the Registrant on the New York Stock Exchange on October 14, 1997 ($18.50).
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) and additional information about the Domain Energy Corporation 401(k) Plan (the "Plan") and its administrator is available without charge by contacting:

                                    Domain Energy Corporation
                                         P.O. Box 2229
                                    Houston, Texas 77252-2229
                                         (281) 618-1800

                              Attention:    Rick G. Lester
                                            Vice President, Chief Financial
                                            Officer and Treasurer

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Domain Energy Corporation (the "Company") are incorporated herein by reference:

                  (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act on June 24, 1997;

                  (b) The Company's Current Report on Form 8-K filed on July 16, 1997 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997; and

                  (c) The description of the Company's Common Stock, par value $.01 per share, contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed with the Commission on June 23, 1997, and including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.

                  The Company has purchased directors' and officers' liability insurance, which will indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

   4.1    -   Amended and Restated Certificate of Incorporation of the Company
              (incorporated by reference herein to Exhibit 3.1 of the Company's
              Quarterly Report on Form 10-Q for the quarterly period ended June
              30, 1997 filed on August 13, 1997).

   4.2    -   Second Amended and Restated By-laws of the Company (incorporated by reference herein to Exhibit 3.2 of the Company's Quarterly
              Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997).

   23.1   -   Consent of Deloitte & Touche LLP.

   24.1   -   Powers of Attorney (set forth on the signature page to this
              Registration Statement).

         The undersigned registrant hereby undertakes to submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)      To include any prospectus required by Section 10(a)
                        (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provi- sions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 14th day of October 1997.

                                      DOMAIN ENERGY CORPORATION


                                      By:    /s/ Rick G. Lester
                                            ------------------------------------
                                      Name:      Rick G. Lester
                                      Title:     Vice President, Chief
                                                 Financial Officer and
                                                 and Treasurer

                               POWERS OF ATTORNEY


                  Each person whose signature appears below hereby designates, constitutes and appoints Michael V. Ronca and Rick G. Lester, and each of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution (the "Attorneys-in- Fact"), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the "Registration Statement"), which amendments may make such changes in the Registration Statement as either Attorney-in-Fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such Attorneys-in-Fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                       TITLE                                    DATE
---------                       -----                                    ----

 /s/  Michael V. Ronca         President, Chief Executive Officer  October 14, 1997
----------------------------   and Director (principal executive
      Michael V. Ronca         officer)


 /s/  Rick G. Lester           Vice President, Chief Financial     October 14, 1997
----------------------------   Officer and Treasurer (principal
      Rick G. Lester           financial and accounting officer)


 /s/  Jonathan S. Linker       Chairman of the Board               October 14, 1997
----------------------------
      Jonathan S. Linker



 /s/  William E. Macaulay      Director                            October 14, 1997
----------------------------
      William E. Macaulay


 /s/  Steven H. Pruett         Director                            October 14, 1997
----------------------------
     Steven H. Pruett


                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
----------                         -----------

   4.1      -     Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference herein to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997).

   4.2      -     Second Amended and Restated By-laws of the Company
                  (incorporated by reference herein to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997).

   23.1     -     Consent of Deloitte & Touche LLP.

   24.1     -     Powers of Attorney (set forth on the signature page to this
                  Registration Statement).

                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Domain Energy Corporation on Form S-8 pertaining to the Domain Energy Corporation 401(k) Plan of our reports dated April 3, 1997 (June 20, 1997 as to
Note 7) and June 13, 1997, appearing in the Prospectus of Domain Energy Corporation filed on June 24, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.



DELOITTE & TOUCHE LLP

Houston, Texas
October 13, 1997